EXHIBIT 99.1

TRILOGY INTERNATIONAL PARTNERS INC. REPORTS

FIRST QUARTER 2023 RESULTS

BELLEVUE, Washington (May 11, 2023) – Trilogy International Partners Inc. (“TIP Inc.” or the “Company”) (TSXV: TRL.H), today announced its financial and operating results for the first quarter of 2023.

First Quarter 2023 Highlights

•

Cash and short-term investments totaled $21.7 million as of March 31, 2023, exclusive of $14.0 million (based on the exchange rate as of March 31, 2023) representing our share of approximately $22 million New Zealand dollars (“NZD”) held in escrow in connection with the sale of our New Zealand subsidiary in mid-May 2022.

•

Corporate operating costs in the first quarter of 2023 declined 58% to $1.8 million compared to $4.3 million (excluding $1.6 million of nonrecurring costs) in the first quarter of 2022 as the Company executes on its plans to reduce corporate costs.

•

The Company continues to expect that the next distribution to shareholders will be made in mid-2023 in an aggregate amount in the range of $15-20 million, subject to a variety of factors as previously disclosed.

About Trilogy International Partners Inc.

TIP Inc. is the parent company of Trilogy International Partners LLC (“Trilogy LLC”) which was formed by wireless industry veterans John Stanton, Theresa Gillespie and Brad Horwitz. Trilogy LLC’s founders have successfully bought, built, launched and operated communications businesses in 15 international markets and the United States.

Prior to the disposal of its New Zealand and Bolivia operations, Trilogy LLC was a provider of wireless voice and data communications services including local, international long distance and roaming services. Trilogy LLC also provided fixed broadband communications services to residential and enterprise customers in New Zealand and Bolivia.

The Company historically had two reportable segments, New Zealand and Bolivia. In December 2021, a subsidiary of the Company entered into a Purchase Agreement (the “Purchase Agreement”) to sell its 73.2% indirect equity interest in its New Zealand subsidiary, Two Degrees Mobile Limited (“2degrees”), to Voyage Digital (NZ) Limited (“Voyage Digital”) at an implied enterprise value of $1.7 billion NZD, inclusive of lease liabilities (the “2degrees Sale”). In March 2022, subsidiaries of the Company entered into an agreement to transfer their aggregate 71.5% indirect equity interest in their Bolivia subsidiary, Empresa de Telecomunicaciones NuevaTel (PCS de Bolivia), S.A. (“NuevaTel”), to Balesia Technologies, Inc. for a nominal purchase price (the “NuevaTel Transaction”). During the second quarter of 2022, the Company completed the sale of its operations in New Zealand and Bolivia, which represented substantially all of the operating activity of the business.

Unless otherwise stated, the financial information provided herein is for TIP Inc. as of March 31, 2023.

TIP Inc.’s head office is located at 155 108th Avenue NE, Suite 400, Bellevue, Washington, 98004 USA. TIP Inc.’s common shares (the “Common Shares”) trade on the NEX board of the TSX Venture Exchange under the ticker TRL.H.

For more information, visit www.trilogy-international.com.

About this press release

This press release contains information about our business and performance for the three months ended March 31, 2023, as well as forward-looking information and assumptions. See “About Forward-Looking Information” for more information. This discussion should be read together with supplementary information filed on the date hereof under TIP Inc.’s profile on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

The financial information included in this press release was prepared in accordance with U.S. generally accepted accounting principles.

Trilogy International Partners Inc.	1	First Quarter 2023

All dollar amounts are in U.S. dollars (“USD”) unless otherwise stated. In New Zealand, the Company generated revenues and incurred costs in 2022 in NZD. Fluctuations in the value of the NZD relative to the USD increased or decreased the Company’s overall revenue and profitability as stated in USD, which is the Company’s reporting currency. The average exchange rate for the three months ended March 31, 2022 was 0.68 for the NZD, expressed in USD. Additionally, the amount held in escrow from the 2degrees Sale is denominated in NZD. The exchange rate in effect as of March 31, 2023 and December 31, 2022 is provided below:

	March 31, 2023		December 31, 2022		% Change
End of period NZD to USD exchange rate	0.626	(1)	0.635	(1)	(1%)

(1) In the fourth quarter of 2022, the Company entered into forward exchange contracts to sell an aggregate of $20 million NZD and buy an aggregate of $12.3 million USD on June 30, 2023. Accordingly, future exposure to fluctuations in the NZD to USD exchange rate for substantially all of the proceeds from the 2degrees Sale held in escrow is mitigated.

Amounts for subtotals, totals and percentage changes included in tables and financial statements in this press release may not sum or calculate using the numbers as they appear in the tables and financial statements due to rounding. Differences between amounts set forth in the following tables and corresponding amounts in the Company’s Condensed Consolidated Financial Statements and related notes for the period ended March 31, 2023 are a result of rounding.

The information presented herein is current as of May 11, 2023 and was approved by the Board of Directors of TIP Inc. (the “Board”).

Additional information relating to TIP Inc., including our financial statements and Management’s Discussion and Analysis for the three months ended March 31, 2023 and for the year ended December 31, 2022, our Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with Canadian securities commissions and the U.S. Securities and Exchange Commission, is available on TIP Inc.’s website (www.trilogy-international.com) in the investor relations section and under TIP Inc.’s profile on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Trilogy International Partners Inc.	2	First Quarter 2023

Managing our Liquidity and Financial Resources

As of March 31, 2023, the Company had $21.7 million in cash and cash equivalents, exclusive of our share of the purchase price escrow established in connection with the 2degrees Sale in mid-May 2022. The $21.7 million in cash and cash equivalents includes $7.3 million Canadian dollars for future distributions and ongoing costs denominated in that currency. As of December 31, 2022, the Company had $25.1 million in cash and cash equivalents.

Approximately $22 million NZD ($14.0 million based on the exchange rate as of March 31, 2023) of the consideration paid by Voyage Digital for the Company’s 2degrees shares is being held in escrow as recourse for potential indemnification claims that may arise under the Purchase Agreement. The amount in escrow represents a consideration receivable and is included in Sale proceeds held in escrow within current assets in the Company’s Condensed Consolidated Balance Sheet as it is currently considered to be probable that the amount will be received in full upon completion of the escrow period. The escrowed proceeds are scheduled to be released in late May 2023. The amount of escrow proceeds that will ultimately be received will depend upon whether any indemnification obligations arise under the Purchase Agreement, and the receivable will be monitored for potential impairment over time as facts and circumstances evolve.

The Company’s cash reserve includes its share of the escrow balance retained from the proceeds of the 2degrees Sale. In connection with the Company’s plan of liquidation adopted on June 10, 2022, the cash reserve will be utilized for costs related to the eventual dissolution of the Company, including costs related to continued financial reporting and headquarters costs through the six-year indemnification period following the closing of the 2degrees Sale along with payment of the $5.8 million balance of Total liabilities as of March 31, 2023 as presented in the Company’s Condensed Consolidated Balance Sheet (including $4.5 million of remaining severance payments to be made in connection with the Company’s wind-down process, with substantially all of such amount having been paid in April 2023). The cash reserve will also be utilized for the payment of indemnification claims, if any, that may arise from the transaction but are not funded by the warranty insurance policy purchased in connection with the 2degrees Sale or by the aforementioned purchase price escrow.

Furthermore, based on the Company’s current estimates, the Company expects to make a distribution in mid-2023 in the range of $15 million to $20 million. However, as previously disclosed, the amount and timing of future shareholder distributions is subject to certain factors, including the amount and timing of the release to the Company of funds held in escrow to secure payment of certain indemnification obligations under the Purchase Agreement (the escrow period is scheduled to terminate in late May 2023), fluctuations in foreign currency exchange rates and costs associated with the dissolution of the Company.

In the fourth quarter of 2022, the Company entered into forward exchange contracts to sell an aggregate of $20 million NZD and buy an aggregate of $12.3 million USD on June 30, 2023. These contracts were entered into in order to mitigate exposure to fluctuations in the NZD to USD exchange rate for substantially all of the proceeds from the 2degrees Sale held in escrow.

The Company expects that it will be required to comply with Canadian and U.S. public company reporting obligations through the six-year indemnification period following the closing of the 2degrees Sale. During the period in which the Company continues to report publicly, we will be responsible for maintaining appropriate processes and controls around financial reporting. However, given the significantly reduced risk profile of the Company following the 2degrees Sale and NuevaTel Transaction, we have reduced our cost structure, with a significant portion of the workforce having ceased employment with the Company in September 2022, and we have retained only a limited number of resources to ensure compliance with ongoing regulatory and audit requirements. The Company has also negotiated with service providers to ensure a significant reduction in costs going forward. It is also the Company’s expectation that following the escrow release in late May 2023 and subsequent distribution in mid-2023, the Company will endeavor to further adjust its cost structure.

Trilogy International Partners Inc.	3	First Quarter 2023

Supplementary Information

Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
(US dollars in millions, unaudited)	2023	2022

Revenues
Wireless service revenues	-	101.5
Fixed broadband service revenues	-	27.7
Equipment sales	-	24.1
Non-subscriber international long distance and other revenues	-	2.1
Total revenues	-	155.4

Operating expenses
Cost of service, exclusive of depreciation, amortization and accretion shown separately	-	54.2
Cost of equipment sales	-	24.8
Sales and marketing	-	20.5
General and administrative	1.8	31.0
Depreciation, amortization and accretion	-	18.1
Loss on disposal of assets	-	0.5
Total operating expenses	1.8	149.1
Operating (loss) income	(1.8)	6.2

Other income (expenses)
Interest expense	-	(14.3)
Change in fair value of warrant liability	-	0.1
Other, net	0.2	(14.6)
Total other income (expenses), net	0.2	(28.8)
Loss before income taxes	(1.6)	(22.6)
Income tax expense	-	(6.2)
Net loss	(1.6)	(28.8)
Less: Net income attributable to noncontrolling interests	-	(1.1)
Net loss attributable to Trilogy International Partners Inc.	(1.6)	(29.8)

Comprehensive (loss) income
Net loss	(1.6)	(28.8)
Other comprehensive income:
Foreign currency translation adjustments	-	3.2
Other comprehensive income	-	3.2
Comprehensive loss	(1.6)	(25.6)
Comprehensive income attributable to noncontrolling interests	-	(1.9)
Comprehensive loss attributable to Trilogy International Partners Inc.	(1.6)	(27.5)

Trilogy International Partners Inc.	4	First Quarter 2023

Condensed Consolidated Balance Sheets

(US dollars in millions, unaudited)	March 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	21.7	25.1
Sale proceeds held in escrow	14.0	14.1
Prepaid expenses and other current assets	0.6	0.6
Total current assets	36.3	39.8

Other assets	1.3	1.4
Total assets	37.7	41.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	-	0.1
Other current liabilities and accrued expenses	5.5	7.3
Total current liabilities	5.5	7.4

Other non-current liabilities	0.3	0.3
Total liabilities	5.8	7.7

Commitments and contingencies

Total shareholders’ equity	31.8	33.5

Total liabilities and shareholders’ equity	37.7	41.2

Trilogy International Partners Inc.	5	First Quarter 2023

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(US dollars in millions, unaudited)	2023	2022

Operating activities:
Net loss	(1.6)	(28.8)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for doubtful accounts	-	1.4
Depreciation, amortization and accretion	-	18.1
Equity-based compensation	-	0.5
Loss on disposal of assets	-	0.5
Non-cash right-of-use asset lease expense	-	3.6
Non-cash interest expense	-	2.1
Settlement of cash flow hedges	-	(0.3)
Change in fair value of warrant liability	-	(0.1)
Non-cash gain from change in fair value on cash flow hedges	-	(1.7)
Loss on forward exchange contracts and unrealized foreign exchange transactions	-	15.7
Deferred income taxes	-	1.5
Changes in operating assets and liabilities:
Accounts receivable	-	1.8
Equipment Installment Plan (“EIP”) receivables	-	3.8
Inventory	-	(1.8)
Prepaid expenses and other current assets	-	(8.5)
Other assets	-	(1.7)
Accounts payable	-	(0.6)
Operating lease liabilities	-	(4.7)
Other current liabilities and accrued expenses	(1.6)	20.0
Customer deposits and unearned revenue	-	(1.4)
Net cash (used in) provided by operating activities	(3.3)	19.7

Investing activities:
Purchase of property and equipment	-	(26.3)
Other, net	-	(0.7)
Net cash used in investing activities	-	(27.0)

Financing activities:
Proceeds from debt	-	10.0
Payments of debt, including sale-leaseback and EIP receivables financing obligations	-	(7.7)
Proceeds from EIP receivables financing obligation	-	6.2
Other, net	-	(0.8)
Net cash provided by financing activities	-	7.7

Net (decrease) increase in cash, cash equivalents and restricted cash	(3.3)	0.4
Cash, cash equivalents and restricted cash, beginning of period	25.1	55.0
Effect of exchange rate changes	-	0.4
Cash, cash equivalents and restricted cash, end of period	21.7	55.8

Trilogy International Partners Inc.	6	First Quarter 2023

About Forward-Looking Information

Forward-looking information and statements

This press release contains “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 of the United States of America. Forward-looking information and forward-looking statements may relate to the future outlook and anticipated events or results and may include information regarding our financial position, budgets, financial results, taxes, currency exchange rates, the amount and timing of the release of proceeds of the 2degrees Sale held in escrow and other plans and objectives such as the Company’s use of the proceeds from the 2degrees Sale; the Company’s working capital following the 2degrees Sale and the NuevaTel Transaction; streamlining headquarters operations; the Company’s ability to further adjust its cost structure following the escrow release; the Company meeting all regulatory obligations; the timing, nature and amount of any subsequent cash distribution to shareholders; and the contemplated wind-up of the Company. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “preliminary”, “estimates”, “plans”, “targets”, “expects” or “does not expect”, “an opportunity exists”, “outlook”, “prospects”, “strategy”, “intends”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, estimates, projections or other characterizations of future events or circumstances contain forward-looking information and statements.

Forward-looking information and statements are provided for the purpose of assisting readers in understanding management’s current expectations and plans relating to the future. Readers are cautioned that such information and statements may not be appropriate for other purposes. Forward-looking information and statements contained in this press release are based on our opinions, estimates and assumptions in light of our experience and perception of current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. These opinions, estimates and assumptions include but are not limited to: the timing of the liquidation and dissolution of the Company following its adoption of a plan of liquidation on June 10, 2022; the amount of the funds that were placed in escrow to secure payment of certain indemnification obligations under the 2degrees Sale that is ultimately released to the Company and the timing of any such release; the timing and amount of any subsequent distribution to shareholders; the Board’s expectation that the financial resources available to the Company following the cash distributions to shareholders will be adequate to fund the Company’s outstanding indemnification obligations (beyond those for which funds have been placed in escrow) and ongoing costs of operating the Company prior to its liquidation and dissolution; and the possibility of changes in the securities regulations of Canada and the United States that could affect the ability of investors to trade their Common Shares. Despite a careful process to prepare and review the forward-looking information and statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

Numerous risks and uncertainties, some of which may be unknown, relating to the Company could cause actual events and results to differ materially from the estimates, beliefs and assumptions expressed or implied in the forward-looking information and statements. Among such risks and uncertainties are those associated with foreign exchange rate changes; currency controls and withholding taxes; tax related risks; an increase in costs and demands on management resources as a result of the Company ceasing to qualify as an “emerging growth company” on December 31, 2022 under the U.S. Jumpstart Our Business Startups Act of 2012; additional expenses in connection with the Company losing its foreign private issuer status under U.S. federal securities laws on June 30, 2022; volatility of the Common Shares price; the Company’s internal controls over financial reporting; new laws and regulations; and risks as a publicly traded company, including, but not limited to, compliance and costs associated with the U.S. Sarbanes-Oxley Act of 2002 (to the extent applicable).

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information and statements in this press release, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information in this press release. Please see our continuous disclosure filings available under TIP Inc.’s profile at www.sedar.com and at www.sec.gov for information on the risks and uncertainties associated with the Company and an investment in our Common Shares.

Readers should not place undue reliance on forward-looking information and statements, which speak only as of the date made. The forward-looking information and statements contained in this press release represent our expectations as of the date of this press release or the date indicated. We disclaim any intention or obligation or undertaking to update or revise any forward-looking information or statements whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Investor Relations Contact

Erik Mickels

425-458-5900

Erik.Mickels@trilogy-international.com

Senior Vice President, Chief Financial Officer

Trilogy International Partners Inc.	7	First Quarter 2023